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                                                                    EXHIBIT 4.15

                                    Schedule

                  Information on seven substantially identical
                       Environmental Indemnity Agreements
                            dated as of June 20, 2001
                    by Cornerstone Realty Income Trust, Inc.
                          and Co-Indemnitor Named Below
                      in favor of First Union National Bank

      (Seven additional documents are identical, except as set forth below, to the document included as Exhibit 4.7)

                                                                               Principal
 Apartment Property                  Borrower                             Amount of Loan
 ------------------                  --------                             --------------
 Deerfield Apartments                CRIT-NC IV, LLC                          10,220,000
 Durham, North Carolina

 Meadow Creek Apartments             CRIT-NC IV, LLC                           9,590,000
 Pineville, North Carolina

 Pinnacle Ridge Apartments           CRIT-NC IV, LLC                           5,005,000
 Asheville, North Carolina

 Cottonwood Crossing Apartments      CAC V Limited Partnership                 6,055,000
 Arlington, Texas

 Main Park Apartments                CAC V Limited Partnership                 8,465,000
 Duncanville, Texas

 Paces Cove Apartments               CAC V Limited Partnership                11,165,000
 Dallas, Texas

 Wildwood Apartments                 CAC V Limited Partnership                 3,400,000
 Eucless, Texas